CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 19, 2003, relating to the financial statements and financial highlights which appear in the October 31, 2003 Annual Reports to Shareholders of Acadian Emerging Markets Portfolio, FMA Small Company Portfolio, ICM Small Company Portfolio, Independence Small Cap Portfolio, McKee International Equity Portfolio, Rice Hall James Micro Cap Portfolio, Rice Hall James Small/Mid Cap Portfolio, Sirach Bond Portfolio, Sirach Equity Portfolio, Sirach Growth Portfolio, Sirach Special Equity Portfolio, Sirach Strategic Balanced Portfolio, TS&W Equity Portfolio, TS&W Fixed Income Portfolio and TS&W International Equity Portfolio (fifteen of the portfolios constituting The Advisors' Inner Circle Fund, hereafter referred to as the "Trust"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 25, 2003